Exhibit 10.14

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Third Amendment”) is dated for reference purposes this 15th day of December, 2016 and is entered into by and between The Realty Associates Fund X, L.P., a Delaware limited partnership (“Landlord”), and Iteris, Inc., a Delaware corporation (“Tenant”), with reference to the following recitals.

R E C I T A L S:

A.                                    On or about May 24, 2007, Crown Carnegie Associates, LLC (“Crown”) and Tenant entered into an Office Lease (the “Original Lease”) for that certain premises commonly known as Suites 100 and 200 (the “Original Premises”), 1700 East Carnegie, Santa Ana, California (the “Building”).  The Original Premises was comprised of approximately 52,116 rentable square feet of space.  Crown subsequently assigned all of its rights and obligations under the Original Lease to RREF II Freeway Acquisitions, LLC (“RREF”) and RREF assumed all of Crown’s rights and obligations under the Original Lease.  On or about February 21, 2014, RREF and Tenant entered into a First Amendment to Lease (the “First Amendment”).  Pursuant to the First Amendment the size of the Original Premises was reduced by 11,059 rentable square feet, and Tenant now occupies 41,057 rentable square feet in the Building (the “Existing Premises”).  On or about September 29, 2014, RREF and Tenant entered into a Second Amendment to Lease (the “Second Amendment”).  The Original Lease as modified by the First Amendment and the Second Amendment is hereinafter referred to as the “Lease”.

B.                                    Tenant now desires to lease from Landlord Suite 225 in the Building which contains approximately 5,980 rentable square feet and which is depicted on Exhibit A attached hereto (the “Expansion Space”).

C.                                    Landlord and Tenant wish to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Lease of Expansion Space.   Subject to the terms and conditions set forth below, Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord the Expansion Space.  The Expansion Space is currently occupied by Bendix Commercial Vehicle Systems LLC (the “Existing Tenant”) and the Existing Tenant’s lease is scheduled to expire on March 31, 2017.  The date that Existing Tenant delivers possession of the Expansion Space to Landlord is hereinafter referred to as the “Existing Tenant Delivery Date”. On the later to occur of one (1) business day after the Existing Tenant Delivery Date and March 31, 2017, Landlord shall offer Tenant possession of the Expansion Space (the “Landlord Delivery Date”).  Tenant shall accept possession of the Expansion Space from Landlord on the Landlord Delivery Date in its “as is” condition.   As of the Landlord Delivery Date, the total rentable area of the Premises (the Existing Premises and the Expansion Space) shall be 47,037 square feet.  From and after the Landlord Delivery Date, all references in the Lease to the “Premises” shall include the Expansion Space.  For purposes of this Third Amendment, the “Rent Commencement Date” shall mean the date that is ninety (90) days after the Landlord Delivery Date.  When the Landlord Delivery Date and Rent Commencement Date are established by Landlord, Tenant shall, within five (5) business days after Landlord’s request, complete and execute the memorandum attached hereto as Exhibit B and deliver it to Landlord.  Tenant’s failure to execute the memorandum attached hereto as Exhibit B within said five (5) business day period shall constitute Tenant’s acknowledgment of the truth of the facts contained in the memorandum delivered by Landlord to Tenant.

2.                                      Term.  Tenant’s lease of the Expansion Space shall commence on the Landlord Delivery Date and shall end when the term of the Lease ends on March 31, 2022, subject to extension of the term of the Lease, as hereby amended, by Tenant pursuant to Section 4 of the First Amendment.

3.                                      Base Rent.  Prior to the Landlord Delivery Date, Tenant shall continue to pay the monthly Base Rent required by the Lease.  Notwithstanding anything to the contrary contained in the Lease, from and after the Landlord Delivery Date, in addition to the Base Rent Tenant pays for the Existing Premises pursuant to the Lease, Tenant shall pay additional Base Rent for its use of the Expansion Space in the following amounts:

Period	Base Rent Due Each Month
Landlord Delivery Date — Rent Commencement Date:	$0
Rent Commencement Date through 12th full calendar month after Rent Commencement Date:	$14,053.00
13th through 24th month after Rent Commencement Date:	$14,474.59
25th through 36th month after Rent Commencement Date:	$14,908.83
37th through 48th month after Rent Commencement Date:	$15,356.09
49th month after Rent Commencement Date through March 31, 2022:	$15,816.78

4.                                      Abatement of Expansion Space Base Rent.  Landlord hereby agrees to waive the Base Rent due for the Expansion Space for the first, second and third full calendar months after the Rent Commencement Date.  The Base Rent applicable to the Existing Premises shall not be waived.  No amounts due to Landlord under the Lease other than the Base Rent referred to above shall be waived.

5.                                      Tenant’s Share.  Tenant’s Share (as defined in the Original Lease) with respect to the Existing Premises shall continue to be 52.291% with respect to the Project and 32.009% with respect to the Development.  Tenant’s Share with respect to the Expansion Space shall be 7.815% with respect to the Project and 4.662% with respect to the Development.

6.                                      Base Year.  For purposes of calculating Tenant’s Share of Direct Expenses applicable to the Existing Premises, the Base Year for the Existing Premises shall continue to be the calendar year 2014.  For purposes of calculating Tenant’s Share of Direct Expenses applicable to the Expansion Space, the Base Year for the Expansion Space shall be the calendar year 2017.

7.                                      Direct Expenses.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be obligated to pay Tenant’s Share of Direct Expenses attributable to the Expansion Space during the period commencing on the Landlord Delivery Date and ending on the date that is twelve (12) full calendar months after the Rent Commencement Date.

8.                                      Limitation on Operating Expense Increases.  Section 6(b) of the First Amendment shall not apply to or otherwise limit the payment by Tenant of Tenant’s Share of Direct Expenses attributable to the Expansion Space.

9.                                      Parking.  From and after the Landlord Delivery Date, the number of unreserved parking spaces allotted to Tenant is hereby increased from one hundred twenty-eight (128) parking spaces to one hundred fifty-two (152) parking spaces.  All other terms related to parking spaces and the Parking Lot shall remain the same.  Pursuant to Section 2 of the Second Amendment, the Existing Tenant has the right to use six (6) parking spaces in the Fenced Area (as defined in the Original Lease) (the “Existing Tenant Fenced Area Spaces”).  The Existing Tenant Fenced Area Spaces shall constitute six (6) of the one hundred fifty-two (152) parking spaces referred to above.

10.                               Tenant Improvements.

(a)                                           Improvements.  Within thirty (30) days after the execution of this Third Amendment, Tenant shall submit to Landlord for approval a detailed space plan (“Space Plan”) for the improvements to the Expansion Space which shall include without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements.  The Space Plan and the Construction Drawings (as defined below) shall be prepared by H. Hendy Associates (the “Architect”).  Landlord agrees to cooperate with Tenant and its design representatives in connection with the preparation of the Space Plan.  Within five (5) business days after receipt by Landlord of the Space Plan, Landlord (i) shall give its written approval with respect thereto, or (ii) shall notify Tenant in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Landlord to give its approval.  Within five (5) business days following Tenant’s receipt of Landlord’s disapproval, Tenant shall submit to Landlord for approval the requested revisions or modifications. Within five (5) business days following receipt by Landlord of such revisions or modifications, Landlord shall give its written approval with respect thereto or shall request other revisions or modifications therein (but relating only to the extent Tenant has failed to comply with Landlord’s earlier requests).  The preceding sentence shall be implemented repeatedly until Landlord gives its approval to Tenant’s Space Plan.  The improvements to be made to the Expansion Space that are described in the final Space Plan are hereinafter referred to as the “Improvements”.

(b)                                           Construction Drawings.  If the preparation of the Construction Drawings requires the input of engineers (the “Engineers”), as reasonably determined by Landlord, Architect shall retain Engineers that are reasonably acceptable to Landlord to prepare all plans and engineering drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Expansion Space.  The plans and specifications to be prepared by the Architect and the Engineers hereunder shall reflect only the improvements described on the Space Plan and shall be known collectively as the “Construction Drawings.”  Tenant and Architect shall verify, in the field, the dimensions of the Expansion Space and the conditions at the Expansion Space, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord shall have the right to approve the Construction Drawings in Landlord’s reasonable discretion, and the Construction Drawings shall not materially deviate from the Space Plan.  Landlord’s review of the Construction Drawings are for its sole benefit and Landlord shall have no liability to Tenant or Tenant’s contractors arising out of or based on Landlord’s review.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant or Tenant’s Architect, Engineers or contractors by Landlord or Landlord’s space planner, architect, engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors arising therefrom.

(c)                                            Permits and Changes.  The Construction Drawings approved by Landlord (the “Final Construction Drawings”) shall be submitted by Tenant to the appropriate governmental agencies in order to obtain all applicable building permits.  Prior to commencing construction of the Improvements, Tenant shall provide Landlord with copies of the permits.  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permits or a certificate of occupancy for the Expansion Space and that obtaining the same shall be Tenant’s sole responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permits or certificate of occupancy.  No changes, modifications or alterations in the Final Construction Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

(d)                                           Compliance with Laws.  Tenant shall be solely responsible for constructing the Improvements in compliance with all laws.  Tenant acknowledges and agrees that it may be obligated to modify, alter or upgrade the Expansion Space and the systems therein in order to complete the construction of the Improvements, and Landlord shall have no liability or responsibility for modifying, altering or upgrading the Expansion Space or its existing systems.  If, as a result of Improvements constructed in accordance with this Third Amendment, Landlord is obligated to comply with the Americans With Disabilities Act and such compliance requires Landlord to make any improvements or alterations to any portion of the Development in the common areas of the Development outside the Expansion Space and Existing Premises (an “Exterior Alteration”), Landlord shall pay the cost of making the Exterior Alteration at Landlord’s sole cost and expense and the cost of the Exterior Alteration shall not be paid from the Improvement Allowance.

(e)                                            Contractors.  Landlord shall have the right to approve in advance the contractors (the “Contractors”) used by Tenant to construct the Improvements, in Landlord’s reasonable discretion, and Landlord may require Tenant to use union Contractors.  Notwithstanding the forgoing, Landlord shall have the right to designate which subcontractors may perform work on the Building’s systems, including, but not limited to, the Building’s HVAC, electrical, plumbing, roof and life, fire and safety systems.  Tenant’s indemnification obligations in the Lease shall also apply with respect to any and all damages, cost, loss or expense (including attorney’s fees) related to any act or omission of Tenant or its Contractors, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Improvements.  The Contractors shall carry worker’s compensation insurance covering all of their respective employees, public liability insurance, including property damage, and such other insurance as required by Landlord, in Landlord’s sole discretion.  Certificates for all insurance carried pursuant to this section shall be delivered to Landlord before the commencement of construction of the Improvements.  All such policies of insurance shall name Landlord and its property manager as an additional insured.

(f)                                             Construction Procedures.  The Contractors shall comply with all of Landlord’s rules, regulations and procedures concerning the construction of improvements at the Project (collectively, the “Construction Procedures”), and if any Contractor fails to comply with the Construction Procedures after Landlord has provided the Contractor with written notice of its non-compliance, Landlord shall have the right to prohibit such Contractor from performing any further work in the Building, and Landlord shall have no liability to Tenant due to such prohibition.  Landlord’s Construction Procedures are available from the Building’s property manager.  To the extent not inconsistent with the provisions of this Section 10, Article 11 of the Original Lease shall apply to the construction of the Improvements.  If there is a conflict between Article 11 of the Original Lease, and this Section 10, this Section 10 shall control.  Tenant’s Contractors shall not perform any construction work at the Building if such work might disturb other tenants of the Building, as determined by Landlord in Landlord’s sole discretion, from 8:00 a.m. to 6:00 p.m., Monday through Friday.  Tenant and the Contractors shall not have the right, at any time, to disrupt any Building service (e.g., electrical, plumbing etc.) to the Common Areas or to another tenant’s premises.   Tenant and the Contractors shall only store construction materials inside the Premises or the Expansion Space and the Contractors shall not dispose of their refuse or construction materials in the Project’s or Developments trash receptacles.  Tenant’s Contractors shall only use Building entrances and Building freight elevators designated by Landlord to transport construction materials to the Expansion Space, and Tenant and Tenant’s Contractors shall take whatever precautions Landlord may reasonably prescribe to protect the Project and the Development from damages due to such activities.  Tenant shall reimburse Landlord for the cost of repairing any damage to the Project or Development caused by the construction of the Improvements.  Landlord shall have the right to inspect the Improvements at all times upon reasonable notice to Tenant, provided however, that Landlord’s inspection of the Improvements shall not constitute Landlord’s approval of the Improvements. Should Landlord reasonably disapprove any portion of the Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects in the Improvements shall be rectified by Tenant at no expense to Landlord. Landlord shall have the right to receive a fee to reimburse it for its costs in providing approvals hereunder and in monitoring the construction of the Improvements in an amount equal to one and one-half percent (1.5%) of the total cost of constructing the Improvements (the “Landlord Fee”).  In addition, if Landlord incurs architectural, engineering or other consultants’ fees in evaluating such Improvements (“Third Party Fees”), Tenant shall reimburse Landlord for these fees in addition to the Landlord Fee.  Landlord shall have the right to deduct the Landlord Fee and the Third Party Fees from the Improvement Allowance (as defined below).

(g)                                  Improvement Allowance. Landlord hereby grants to Tenant an “Improvement Allowance” of $119,600.00, which Improvement Allowance shall be used only to reimburse Tenant for the actual out-of-pocket costs paid by Tenant to independent third parties for the construction of the Improvements.  After the completion of the construction of the Improvements, Landlord shall make one (1) disbursement of the Improvement Allowance.  Prior to Landlord making the disbursement, Tenant shall deliver to Landlord:  (A) a request for payment, approved by Tenant, in a form which is reasonably acceptable to Landlord; (B) invoices from all contractors whose work is being paid with respect to such payment request; (C) copies of executed mechanic’s lien releases from all of the contractors which shall comply with the provisions of California Civil Code Section 8138; (D) proof that Tenant has previously paid to the contractors the monies described in the payment request; (E) “as built” plans for the Improvements and (F) all other information reasonably requested by Landlord.  Within thirty (30) days after Landlord has received all of this information, Landlord shall deliver a check to Tenant in an amount equal to the lesser of (i) the actual monies paid by Tenant to Tenant’s contractors with respect to such payment request or (ii) the Improvement Allowance.

(h)                                 Unused Allowance.  If the actual cost of the Improvements does not exceed the Improvement Allowance, Tenant may use up to $59,800.00 of the unused portion of the Improvement Allowance (the “Maximum Amount”) to reimburse Tenant for the actual out-of-pocket costs it pays to unrelated third parties in order to (a) move its existing furniture and equipment into the Expansion Space, (b) purchase new furniture and equipment for use in the Expansion Space and (c) install telephone and computer cabling in the Expansion Space (collectively, “Expenses”).  If Tenant desires to use the unused portion of the Improvement Allowance (not to exceed the Maximum Amount) to reimburse itself for Expenses, Tenant shall provide to Landlord bills, invoices and other information reasonably acceptable to Landlord to document monies paid by Tenant for Expenses, and Landlord shall reimburse Tenant within thirty (30) days after receiving such information for the lesser of the Maximum Amount and amount of the unused Improvement Allowance.  After the Improvements are completed, Tenant shall have the right to make one request for the reimbursement of Expenses (the “Reimbursement Request”) and the Reimbursement Request shall include all Expenses for which Tenant requests reimbursement.  Landlord shall have no obligation to reimburse Tenant for any Expense that is not included in the Reimbursement Request.  Any portion of the Improvement Allowance that has not been expended on or before December 31, 2017 on the construction of the Improvements or on the reimbursement of Expenses shall be retained by Landlord, and Tenant shall have no further right to the use of such unused portion of the Improvement Allowance for any purpose.

(i)                                     Commencement Date.  Tenant shall construct the Improvements after the Landlord Delivery Date, and Tenant’s obligation to pay Base Rent and other charges due under the Lease is not conditioned on the completion of the Improvements.

11.                               Conflict.  If there is a conflict between the terms and conditions of this Third Amendment and the terms and conditions of the Lease, the terms and conditions of this Third Amendment shall control. Except as modified by this Third Amendment, the terms and conditions of the Lease shall remain in full force and effect.  Capitalized terms included in this Third Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein.  Tenant hereby acknowledges and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Landlord’s default under the Lease.  The Lease, as hereby amended, contains all agreements of the parties with respect to the lease of the Premises.  No prior or contemporaneous agreement or understanding pertaining to the Lease, as hereby amended, shall be effective.

12.                               Brokers.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder in connection with the negotiation of this Third Amendment except CBRE, Inc., and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Third Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

13.                               Authority.  The persons executing this Third Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this Third Amendment on behalf of said parties and that said parties have authority to enter into this Third Amendment.

14.                               Confidentiality.  Tenant acknowledges and agrees that the terms of this Third Amendment are confidential and constitute proprietary information of Landlord.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the property and may impair Landlord’s relationship with other tenants of the property.  Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Third Amendment to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion.  It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

15.                               Execution.  This Third Amendment and any documents or addenda attached hereto (collectively, the “Documents”) may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which together shall have the same force and effect as if the parties had executed a single copy of the Document.  Landlord shall have the right, in Landlord’s sole discretion, to insert the name of the person executing a Document on behalf of Landlord in Landlord’s signature block using an electronic signature (an “Electronic Signature”), and in this event the Document delivered to Tenant will not include an original ink signature and Landlord shall have no obligation to provide a copy of such Document to Tenant with Landlord’s original ink signature.  A Document delivered to Tenant by Landlord with an Electronic Signature shall be binding on Landlord as if the Document had been originally executed by Landlord with an ink signature. Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant shall not have the right to insert the name of the person executing the Document on behalf of Tenant using an Electronic Signature and all Documents shall be originally executed by Tenant using an ink signature.  A Document executed by Landlord or Tenant and delivered to the other party in PDF, facsimile or similar electronic format (collectively, “Electronic Format”) shall be binding on the party delivering the executed Document with the same force and effect as the delivery of a printed copy of the Document with an original ink signature. At any time upon Landlord’s written request, Tenant shall provide Landlord with a printed copy of the Document with an original ink signature.  This Section describes the only ways in which Documents may be executed and delivered by the parties.  An email from Landlord, its agents, brokers, attorneys, employees or other representatives shall never constitute Landlord’s Electronic Signature or be otherwise binding on Landlord.  Subject to the limitations set forth above, the parties agree that a Document executed using an Electronic Signature and/or delivered in Electronic Format may be introduced into evidence in a proceeding arising out of or related to the Document as if it was a printed copy of the Document executed by the parties with original ink signatures.  Landlord shall have no obligation to retain copies of Documents with original ink signatures, and Landlord shall have the right, in its sole discretion, to elect to discard originals and to retain only copies of Documents in Electronic Format.

16.                               Delivery of Amendment.  Preparation of this Third Amendment by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer by Landlord to enter into this Third Amendment.  This Third Amendment shall become binding upon Landlord only when fully executed by all parties.  The delivery of this Third Amendment to Tenant shall not constitute an agreement by Landlord to negotiate in good faith, and Landlord expressly disclaims any legal obligation to negotiate in good faith.  To Landlord’s actual knowledge, as of the date of this Third Amendment, the Premises has not undergone an inspection by a certified access specialist.  Landlord’s actual knowledge shall mean and be limited to the actual knowledge of the person who is the Building owner’s asset manager (not the Building’s property manager) on the date this Third Amendment is executed by Landlord, without any duty of inquiry or investigation, and such asset manager shall have no personal liability if such representation is untrue.

17.                               Energy Use.  Landlord shall have the right to require Tenant to provide Landlord with copies of bills from electricity, natural gas or similar energy providers (collectively, “Energy Providers”) Tenant receives from Energy Providers relating to Tenant’s energy use at the Premises (“Energy Bills”) within ten (10) days after Landlord’s written request.  In addition, Tenant hereby authorizes Landlord to obtain copies of the Energy Bills directly from the Energy Provider(s), and Tenant hereby authorizes each Energy Provider to provide Energy Bills and related usage information directly to Landlord without Tenant’s consent.  From time to time within ten (10) days after Landlord’s request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Energy Provider(s) to provide to Landlord Energy Bills and other information relating to Tenant’s energy usage at the Premises.

18.                               Notices.  All notices provided by Tenant to Landlord pursuant to the Lease shall be sent to the following addresses:

The Realty Associates Fund X, L.P.

c/o TA Realty

1301 Dove Street, Suite 860

Newport Beach, California 92660

Attention:  Asset Manager/Freeway Corporate Park

and

The Realty Associates Fund X, L.P.

c/o TA Realty

28 State Street, Tenth Floor

Boston, Massachusetts 02109

Attention:  Asset Manager/Freeway Corporate Park

With a copy to:

Davis Partners LLC

1420 Bristol Street North, Suite 100

Newport Beach, CA 92660

Attention:  Property Manager/Freeway Corporate Park.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereby execute this Third Amendment as of the date first written above.

LANDLORD:

The Realty Associates Fund X, L.P.,

a Delaware limited partnership

By:	Realty Associates Fund X LLC,
its general partner

	By:	TA Realty, LLC, its manager

By:
Officer

By:	Realty Associates Fund X REIT GP, LLC,
its general partner

	By:	Realty Associates Fund X REIT, LLC,
its manager

		By:	Realty Associates Fund X UTP, L.P.
its manager

			By:	Realty Associates Fund X, LLC
its general partner

				By:	TA Realty, LLC, its manager

By:
Officer

TENANT:

Iteris, Inc.,
a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)

Exhibit A

(Depiction of Expansion Space)

LEGEND
EXISTING DOOR TO REMAIN
NEW DOOR
EXISTING PARTITION TO REMAIN
CONFERENCE ROOM
17X30
OFFICE
12X12
OFFICE
18X18
OFFICE
12X14-8
OFFICE
12X10
RECEPTION AREA
LAB
13X12
KEYPLAN
WORKSTATIONS
BREAK ROOM
18X11
TEST ENG.
355 SF
THERMOTRONS
15X10
IT
6X11
STORAGE
14X12
CONF.
14X12

Exhibit B

Memorandum

The Realty Associates Fund X, L.P., a Delaware limited partnership (“Landlord”), and Iteris, Inc., a Delaware corporation (“Tenant”), have entered into an Office Lease, as previously amended (the “Lease”), for certain space in the building located at 1700 East Carnegie, Santa Ana, California.  Landlord and Tenant have entered into a Third Amendment to Lease (the “Third Amendment”) amending the Lease, and pursuant to the Third Amendment Tenant hereby acknowledges and agrees as follows:

1.                                      The Landlord Delivery Date (as defined in the Third Amendment) is           , 2017.

2.                                      The Rent Commencement Date (as defined in the Third Amendment) is           , 2017.

Iteris, Inc.,

a Delaware corporation

By:

(print name)

Its:
(print title)

By:

(print name)

Its:
(print title)